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                                 EXHIBIT 5.1
                                 -----------

                       SHUMAKER, LOOP & KENDRICK., LLP
                             1000 Jackson Street
                              Toledo, Ohio 43624

                                 419-321-1209

                                July 21, 1997

J. Patrick Nicholson
Chairman of the Board, Chief
Executive Officer and President
N-Viro International Corporation
3450 West Central Avenue
Suite 328
Toledo, Ohio  43606

         Re:      N-Viro International Corporation
                  Registration Statement on Form S-3
                  SEC File No. 333-_______

Dear Mr. Nicholson:

We have acted as counsel to N-Viro International Corporation (the "Company") in connection with the preparation and filing of its Registration Statement on Form S-3 with the Securities and Exchange Commission pursuant to the requirements of the Securities Act of 1933, as amended, for the registration of 350,000 shares of the Company's Common Stock, par value $.01 per share (the "Shares").

In connection with the following opinion, we have examined and have relied upon such documents, records, certificates, statements and instruments as we have deemed necessary and appropriate to render the opinion herein set forth.

Based upon the foregoing, it is our opinion that the Shares held by the Selling Stockholder, as described in the Registration Statement, when sold in the manner set forth in the Registration Statement, will be legally issued, fully paid and nonassessable.

The undersigned hereby consents to the filing of this opinion as Exhibit 5.1 to the Registration Statement and the use of its name in the Registration Statement under the caption "Legal Matters" of the Prospectus.

                                             Very truly yours,

                                             SHUMAKER, LOOP & KENDRICK, LLP

                                             By: /S/ GREGORY C. YADLEY
                                             -------------------------
                                                Gregory C. Yadley